UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2015

CEB Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34849	52-2056410
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1919 North Lynn Street, Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (571) 303-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 15, 2015, CEB Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”), at which three proposals were presented to the Company’s stockholders for consideration. The three matters presented for consideration were: (1) election of eight directors to hold office until the next Annual Meeting of Stockholders or until their successors are named and qualified; (2) ratification of the retention of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015; and (3) approval, in an advisory vote, of the compensation of the named executive officers as disclosed by the Company. These proposals were described in detail in the Company’s definitive Proxy Statement for the Annual Meeting filed with the Securities Exchange Commission on April 30, 2015. At the Annual Meeting, a total of 32,143,043 shares were present in person or represented at the meeting by proxy, constituting more than a majority of the outstanding shares entitled to vote and a quorum. The final results for each of the matters submitted to the stockholders at the Annual Meeting are as follows:

Proposal 1

The nominees for election to the board of directors were elected by the stockholders by the following vote:

	For	Withheld	Broker non-votes
Thomas L. Monahan, III	30,322,070	767,563	1,053,410
Gregor S. Bailar	30,893,084	196,549	1,053,410
Stephen M. Carter	30,250,443	839,190	1,053,410
Gordon J. Coburn	30,718,156	371,477	1,053,410
L. Kevin Cox	30,104,310	985,323	1,053,410
Daniel O. Leemon	30,154,421	935,212	1,053,410
Stacey S. Rauch	30,747,132	312,501	1,053,410
Jeffrey R. Tarr	30,747,369	342,264	1,053,410

Proposal 2

The proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ended December 31, 2015 was approved by the stockholders by the following vote:

For	31,742,927
Against	376,422
Abstained	23,694

Proposal 3

Approval, in an advisory vote, of the compensation of the named executive officers as disclosed in the proxy statement.

For	29,560,772
Against	1,502,283
Abstain	26,578
Broker Non-Votes	1,053,410

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 15, 2015	CEB Inc.

	By:	/s/ Richard S. Lindahl
Richard S. Lindahl
Chief Financial Officer